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                                                             EXHIBIT 99.A(10)(a)
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
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Minnesota Life                                                                                                  APPLICATION PART 1

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Minnesota Life Insurance Company . Individual Policy Issues . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS - PERSONAL INFORMATION
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 Proposed Insured's Name (last, first, middle name.)                                                Date of Birth (Month, Day, Year)
                                                                                                               --       --
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 Street address or RFD route                                                                        Sex [_] Male  [_] Female

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 City or Town                               County                          State                   Zip Code

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 Social Security Number                     Birthplace (State or Country if outside U.S.)           Driver's License Number
           --            --
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 Home Telephone Number                      Business Telephone Number                               Indicate here for special dating
           --            --                           --            --
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 Employer's name

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 Business address                                                                                     [_] Check box if mail to be
                                                                                                          sent to business address.
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 City or Town                               County                          State                   Zip code

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LIFE INSURANCE

Occupational title:____________________________________  Years in occupation: _______________  Income  $ ___________________________

BASE POLICY INFORMATION
Base Face amount $ ___________________Product: _______________________________________Total annual premium or plan:  _______________

Premiums  payable:  [_]  Annual               [_]  Semi-annual                        [_]   Quarterly

                    [_]  Monthly Automatic Payment Plan # _______________             [_]   Payroll Deduction Plan #_______________

                    [_]  List Bill Plan #__________

Premiums paid by:   [_]  Proposed Insured     [_]  Employer    [_]  Other (Indicate name and address in Additional Remarks, page 2.)

Non-Repeating Premium
Amount $___________________($500 minimum required)          Include at issue?   [_]  Yes   [_] No

If billable: Annual total $___________________________
   ($600.00 minimum annual total with a $2,400.00 minimum annual base premium.)

    Frequency:      [_]  Annual       [_]  Semi-annual     [_]  Quarterly       [_]  APP Monthly

Death Benefit Option Information
Death Benefit Option Selection:       [_]  Cash            [_]  Protection      [_]  (Default is cash if none selected.)

Dividend Information
Dividend Option_______________________________________

Unless otherwise requested, dividends will be used to purchase: Paid up additions on permanent plans, policy or plan improvement on Adjustable Life.

REPLACEMENT
Will this policy replace any existing life insurance or annuity?         [_] Yes     [_] No

Has there been or will there be a lapse, surrender, loan, withdrawal or other changes to any existing life insurance or
annuity as a result of, or in anticipation of this application?          [_] Yes     [_] No

If yes to either question, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING:
Does the proposed insured have any life insurance in force or pending?   [_] Yes     [_] No     (If yes, indicate below.)
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                                                                                                      Pending?
  Year                                                                   Policy         Business/   ------------     Will it be
 Issued     Amount       Type of Coverage       Full Company Name       Number(s)       Personal      Yes   No        Replaced?
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

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F. MHC-3198 Rev. 11-2000
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
ADDITIONAL BENEFITS AND AGREEMENTS: (Select only those available for the particular product.)

[_]   Accelerated Benefits Agreement (Attach completed Outline of Coverage/Accelerated Benefit Agreement.)

[_]   Accidental Death Benefit.............  $  __________

[_]   Additional Insured Agreement.........  $  __________   (Attach application for Family Term Agreement.)

[_]   Additional Term Protection...........  $  __________   (Automatically includes FX Dividend option.)

[_]   Adjustable Survivorship Life Agreement $  __________   Designated Life__________________________________
      Automatic Election Option:  [_] Yes     [_] No         (Attach application for Designated Life.)

[_]   Business Continuation Rider..........  $  __________   Designated Life__________________________________
      Automatic Election Option:  [_] Yes     [_] No         (Attach application for Designated Life.)

[_]   Early Values Agreement...............  $  __________   Annual Premium
                                                             (Leave blank if total annual premium is indicated on previous page.)

[_]   Face Amount Increase Agreement.......  $  __________

[_]   Family Term-Children's Agreement.....  $  __________   (Attach application for Family Term Agreement.)

[_]   Guaranteed Protection Waiver

[_]   Policy Enhancement Rider.............  $  __________   % (Indicate a whole number between 3 and 10 percent.)

[_]   Waiver of Premium Agreement

[_]   Other ________________________________________________________________________________________________________________________

The following benefits and agreements will be added if available for your policy, unless you choose to omit them:

[_]   Omit Automatic Premium Loan

[_]   Omit Cost of Living Agreement

[_]   Omit Inflation Agreement

BENEFICIARIES:

Beneficiaries may be labeled class 1, 2, or 3; the class determines the order in which death proceeds should be paid. If there is more than one surviving Beneficiary in the same class, they will share benefits equally, unless we are told otherwise. The Owner may change any Beneficiary unless designated "Irrevocable" below. All of this is subject to the complete Beneficiary provisions in the policy. If the Beneficiary is a Trust, please indicate the date it was established and give its complete name.
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    Class                    Print given name, middle initial and surname.                     Relationship to
                   (If Corporate Beneficiary, give full name and State of incorporation.)      Proposed Insured
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

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ADDITIONAL REMARKS FOR POLICY ISSUES OR UNDERWRITING:

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F. MHC-3198-2 Rev. 11-2000

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DISABILITY INSURANCE

POLICY TYPE AND INFORMATION:
[_]  Level Disability.          [_]  Annual Renewable Disability Income (ARDI).

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              Coverage                   Amount            Benefit Period              Waiting Period
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
Base                                     $
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ADMIA                                    $
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ADMIA                                    $
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Supplementary Income Benefit             $                  [_] to 365 days
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Social Security Agreement                $                 //////////////////               365 days
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PLAN OF COVERAGE: (Complete one section - A or B.)
A. [_]  Disability Income              B. [_]  Disability Income
        Insurance Policy                       Insurance Policy Plus
        (all occupation classes).              (class *P, 1*, *S, 1 only).

OPTIONAL AGREEMENTS:
[_]  Inflation Protection Agreement:      [_]  Future Income Protection Agreement:
       [_]  4%     [_]  6%                     $________________________ of aggregate monthly benefit.

OCCUPATION:
A.    Class   [_] *P    [_] 1*   [_] *S   [_] 1   [_] 2    [_] 3

B.    Occupational title and/or professional designation ______________________________________________________________

      Nature of business_______________________________________________________________________________________________

OCCUPATIONAL DETAILS: (Provide description of daily job activities and percentage of time spent on each.)
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                    Duties                       %                          Duties                              %
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
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A.  How many years have you been employed by your current employer? ___________________________________________________

B.  How many hours do you work per week on average? ___________________________________________________________________

C.  How many full-time employees report to you? _______________________________________________________________________

D.  Do you have any part-time or other full-time jobs? ________________________________________________________________

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PREVIOUS EMPLOYMENT:
Please list your other jobs within the past ten years.
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                               Employer                                            Dates Employed
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
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F. MHC-3198-3 Rev. 11-2000

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
INCOME: Fill in amounts that are (or will be) shown on the Proposed Insured's individual and/or business income tax forms and supporting schedules. Note: Do not list income that is not reported to the IRS. Explain any significant fluctuations between years in Remarks. Ask for third party income verification on all disability applications. (Complete Sections A - G)

                                                                              Current Year         Last Year     Two Calendar
                                                                                                                 Years ago  _____
A.  EARNED INCOME (Fill in all which apply.)                               ___________________ _________________ ________________

    1.  Non-owner Employee's salary, bonus, and profit                     ___________________ _________________ ________________
        sharing (Form W-2).

    2.  a.   Owner of Regular or S Corporation's salary
             and bonus (Form W-2).                                         ___________________ _________________ ________________

        b.   Owner's share of after tax corporate profits
             or losses (after expenses) provided the Proposed Insured
             has significant ownership and is active in the corporation
             (Form 1120 or 1120S). If losses, indicate with parentheses.   ___________________ _________________ ________________

        c.   Pension plan or other contributions that
             would cease if the Proposed Insured became disabled.          ___________________ _________________ ________________

    3.  Sole Proprietor net income, after expenses (Form
        1040 Schedule C).                                                  ___________________ _________________ ________________

    4.  Share of partnership net income, after expenses
        (Proposed Insured's Schedule K-1 of Form 1040 Schedule E).         ___________________ _________________ ________________

    5.  Other earned income (describe in Remarks).                         ___________________ _________________ ________________

    6.  Total earned income.                                               ___________________ _________________ ________________

B.  UNEARNED INCOME - This includes capital gains, interest, dividends, tax exempt unearned income, income from other investments, net rental income, pensions, annuities, and alimony. Itemize in Remarks
    if exceeding 15% of earned income or $125,000.                         ___________________ _________________ ________________

C.  NET WORTH - Is the Proposed Insured's net worth, exclusive of primary residence, greater
    than $4,000,000?                                                                                               [_] Yes   [_] No

    If yes, itemize the net worth in Remarks.

D.  Premiums will be paid by:  [_]  Proposed Insured.

                               [_]  Employer - Will any portion of the premium be included in your
                                    taxable income?                                                                [_] Yes   [_] No
                                    If yes, provide details in Remarks.

                               [_]  Other (Indicate name and address in Remarks).

    (Note: Individual paid Issue and Participation limits should be used for those Proposed Insureds who are owners in a Sole
    Proprietorship, Partnership, or S Corporation. Employer paid Issue and Participation Limits can be used for Owners of a Regular
    Corporation when the Corporation is paying the premium and for Non-Owner Employees when the Employer is paying the premium.)

E.  Is the Proposed Insured self-employed, including any partial ownership?                                        [_] Yes   [_] No
    (If yes, answer questions F and G.)

F.  For tax purposes the Proposed Insured's business is set up as a/an:
    [_] Sole Proprietorship    [_] Partnership    [_] Regular Corporation    [_] S Corporation

G.   What is the Proposed Insured's ownership? _______ %

REMARKS:____________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

NOTE: If this application is an exercise for guaranteed coverage (such as GFIA, AMIO or FIPA) on an existing policy, indicate policy number and type of exercise. _________________________________________________________________________________________________

      ______________________________________________________________________________________________________________________________
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F. MHC-3198-4 Rev. 11-2000

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REPLACEMENT:
A.  Will you drop any existing disability, overhead expense, or any other accident and sickness insurance when this policy
    is issued?                                                                                            [_] Yes   [_] No

B.  If yes, I agree upon accepting this policy to drop the coverage indicated below. NOTE: Please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING: (If none, insert "None.") List Disability with all Companies including Group,
Pension or Retirement Plans, Salary Continuation Plans, Association Plans, Credit Insurance Plans, Overhead Expense Plans, and any
other Disability or Health Coverage. Also include coverage for which the Proposed Insured will become eligible in the next five years after a qualifying period of employment has been met.

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                                                                                                     Pending?
 Paid To                                                  Policy          Benefit    Elimination    ---------       Will it be
  Date          Amount        Type        Company         Number          Period        Period      Yes    No        Replaced?
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

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DIVIDENDS: Dividends paid in cash unless otherwise requested below.

[_]  Reduce (not available on Automatic Payment Plan)        [_] Accumulate

PREMIUM PAYABLE:                                          DISCOUNTS: (Choose one selection from A.)

[_]  Annual           [_]  List Bill #_________           A. [_]  Association Discount # __________________________________________

[_]  Semi-annual      [_]  Payroll Deduction # _________     [_]  Employer/Employee Discount #____________(Include F. 37443)

[_]  Quarterly                                               [_]  Professional Group Discount #____________________________________

[_]  Automatic Payment Plan #___________________
                                                          B. [_]  Income Documentation Discount (Complete page 8 and submit appropriate income documentation.)
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F. MHC-3198-5 Rev. 11-2000

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ALL APPLICATIONS
Special activities and other insurance activity (Provide details for all yes answers in space provided & Additional Information.)
A. Do you plan to change jobs within the next 12 months?                                                           [_] Yes  [_] No
   (If yes, please advise of the industry, company, and location to which you are planning to go. If you do not know the specifics yet but are contemplating such a change, please provide as many details as you can.)
   ______________________________________________________________________________________________________________
B. Do you plan to travel or reside outside of the U.S. in the next three years?                                    [_] Yes  [_] No

   (If yes, please provide the country(ies) and city(ies) you will be visiting or moving to and whether this is for business or pleasure.) ___________________________________________________________________
   How long will you be there? _________How frequently will you be visiting if more than once? __________________

C. Have you, within the last five years, or do you plan in the next six months, to pilot a plane?                  [_] Yes  [_] No
   (If yes, complete the Aviation Statement form F. MHC-4883.)

D. Have you, within the last five years, or do you plan in the next six months, to engage in sky                   [_] Yes  [_] No
   diving, organized vehicle racing, mountain/rock climbing, hang gliding, underwater diving, bungee jumping, or other activity requiring special equipment and/or training?
   (If yes, complete Avocation Statement F. MHC-11393.)

E. Have you, within the last five years, been declined, modified, rated or been issued a rider for life or         [_] Yes  [_] No
   disability insurance? Details: _______________________________________________________________________________

F. Within the last year have you missed any work due to illness or injury?                                         [_] Yes  [_] No
   Details:______________________________________________________________________________________________________

G. Are you in the Armed Forces, National Guard, or Reserves? (If yes, complete Military Statement F.MHC-4883.)     [_] Yes  [_] No

H. Have you applied elsewhere for insurance within the last six months? Details: ________________________________  [_] Yes  [_] No

   ______________________________________________________________________________________________________________

DRIVING AND CONVICTION HISTORY (Provide details for all yes answers in Additional Information.)
A. In the last five years, have you been charged with a driving while intoxicated violation, had                   [_] Yes  [_] No
   your driver's license restricted or revoked, or been cited with a moving violation?

B. Except for traffic violations, have you ever been convicted?                                                    [_] Yes  [_] No

PREPAYMENT: MAKE CHECKS PAYABLE TO MINNESOTA LIFE.
A. Have you paid money to the agent, or has the Payroll Deduction Authorization or Government                      [_] Yes  [_] No
   Allotment been completed?

NOTE: Money should not be taken by the agent if there is a history of heart disease, stroke, cancer, or diabetes, or if the Proposed Insured has been rated or declined for insurance in the past. If money is taken on these or other impaired risks, it will be returned to the client, until underwriting is completed. Checks must be issued by the Client and be made payable to Minnesota Life.
      Checks collected for Variable Adjustable Life products must be sent directly to the Home Office.

      Amount paid for:   Life Insurance $_______________________   Disability Insurance $________________________

 B. Have you received a receipt?                                                                                   [_] Yes  [_] No

 ADDITIONAL INFORMATION:

OWNER:
The Proposed Insured will be the Owner of any policy issued on this application, unless requested otherwise below. The Owner has every benefit, right or privilege given the Insured by policy terms. Policy transactions between Minnesota Life and the Owner do not require the Insured's notice or consent.
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POLICYOWNER NAME (last, first, middle name)            DATE OF BIRTH:  MONTH -- DAY -- YEAR

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RELATIONSHIP TO PROPOSED INSURED                       TAX I.D. NUMBER OR SOCIAL SECURITY NUMBER

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POLICYOWNER'S ADDRESS STREET OR RFD ROUTE

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CITY                                                   STATE               ZIP CODE

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                                                       (If a Corporation, give the state in which it is incorporated.)
FOR HOME OFFICE USE ONLY
Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in CA (for Disability only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for changes in age, amount, classification, plan or benefits unless agreed to in writing.
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F. MHC-3198-6 Rev. 11-2000